AMENDMENT NO. 5 TO
FOREST OIL CORPORATION
2007 STOCK INCENTIVE PLAN

WHEREAS, Forest Oil Corporation (the “Company”) has heretofore adopted the Forest Oil Corporation 2007 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to (i) increase the increase the annual individual award limits under the Plan (the “Individual Limit Amendment”), (ii) increase the maximum aggregate number of shares of the Company's common stock available for issuance under the Plan (the “Share Amendment”), and (iii) change the definition of “Corporate Change” under the Plan (the “Corporate Change Amendment” and together with the Individual Limit Amendment and the Share Amendment, the “Amendments”); and

WHEREAS, the Company is seeking shareholder approval of the Amendments, as set forth in the Company's Proxy Statement for the Annual Meeting of Shareholders scheduled for May 7, 2013;

NOW, THEREFORE, the Plan shall be amended as follows, provided that such amendments shall not be effective until the date of approval of the Company's shareholders:

1.    The fifth sentence of Paragraph V(a) of the Plan shall be deleted and replaced in its entirety with the following:

“Notwithstanding any provision in the Plan to the contrary, (i) the aggregate maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 1,000,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding) and (ii) the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award.”

2.    The first sentence of Paragraph V(a) of the Plan shall be deleted and replaced in its entirety with the following:

“Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 9,513,767.”

3.    Clause (iv) of the second sentence of Paragraph XI(c) of the Plan shall be deleted and replaced in its entirety with the following:

“(iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% (or such higher percentage as may be set forth in an Award) of the outstanding shares of the Company's voting stock (based upon voting power), or”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, acting pursuant to authority granted to him by the Board of Directors and shareholders of the Company, has caused this Amendment No. 5 to Forest Oil Corporation 2007 Stock Incentive Plan to be executed this 7th day of May, 2013.

FOREST OIL CORPORATION

By:	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV Senior Vice President, General Counsel and Secretary

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